Exhibit 10.2





                                       December 22, 2000


Gary G. Michael
Albertson's, Inc.
250 E. Parkcenter Blvd.
Boise, Idaho 83706

Dear Gary:

     This will confirm your retirement from the positions of Chairman of the Board and Chief Executive Officer of Albertson's, Inc. (the "Company") and sets forth our mutual understanding of the terms of your severance agreement and general release. This agreement will become effective on the eighth (8th) day after the date of its execution by you (the "Effective Date").

     1. Your employment as Chairman of the Board and Chief Executive Officer of the Company will end on the Termination Date. (As used herein, the term "Termination Date" shall mean (i) the date the Company asks you to resign, or (ii) the close of business on the date of the Company's Annual Meeting of Stockholders in 2001, or (iii) June 30, 2001, or
          (iv) your death, whichever date shall first occur.

     2. Conditioned upon your agreement to the terms set forth herein, the Company agrees to pay to you within 10 days after the Termination Date a lump sum, in cash, equal to $3,000,000 less any legally required payroll tax withholdings and deductions ("Termination Pay"). In the event of your death, the Termination Pay will be paid to your surviving spouse, or in the event of her death, to your estate.

     3. Notwithstanding anything to the contrary contained in this agreement but conditioned upon your agreement to the terms set forth herein, you shall be entitled to the compensation, benefits and perquisites listed below during the period from the Effective Date until the Retirement Date. (As used herein, the term "Retirement Date" shall mean the close of business on the date of the Company's Annual Meeting of Stockholders in 2001 or June 30, 2001, whichever shall first occur.)




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Gary G. Michael
December 22, 2000
Page 2

          (a) To receive salary at the rate in effect on the Effective Date from the Effective Date until the Retirement Date (whether or not the Termination Date occurs prior to the Retirement Date) in accordance with practices and policies in effect on the Effective Date;

          (b) To receive any bonus earned for fiscal year 2000 under the terms of the Company's fiscal year 2000 Officer's Bonus Program (but not for any period thereafter), payable in accordance with the terms of such Program;

          (c) To participate in the Company's medical, dental, and life insurance plans;

          (d)  To  be  eligible  to  defer  salary   under  the  2000   Deferred
               Compensation Plan;

          (e) To be treated in the same manner as officers of the Company with regard to the Company automobile policy, subject to any changes in the existing policy;

          (f) To receive benefits in accordance with the terms and provisions of the Company's qualified and non-qualified retirement plans accrued with respect to your service through the Retirement Date;

          (g) In the event of your death prior to the payment of all monies and benefits to which you are entitled under this agreement, any remaining payments and/or benefits, including a lump-sum payment of your salary through the Retirement Date, will be paid to your surviving spouse, or in the event of her death, to your estate; and

          (h) If the Company asks you to resign, you will be classified as a special employee of the Company from the date you resign through the Retirement Date. As a special employee, you will continue to receive your salary at the rate in effect on the Effective Date

Gary G. Michael
December 22, 2000
Page 3

               until the Retirement Date and accrue vesting service as if you were a regular full-time employee.

     4. Within 10 days of the Termination Date you shall return to the Company all of the Company's personal property, including without limitation all computers, books, records, documents, videos, cards, keys, credit cards issued to you, and all other such personal property of every nature and kind.

     5. It is agreed and understood that nothing in this agreement shall be construed as an admission of liability by the Company or you; rather we are resolving any and all matters and disputes regarding your employment and separation from the Company.

     6. You agree that you shall not publish or cause to be published any public or private statement disparaging the Company or its present or former officers, directors or employees. The Company agrees not to make any public or private statements disparaging you.

     7. You shall cooperate with the Company, its affiliates, and each of their respective attorneys or other legal representatives (collectively, the "Company attorneys") in connection with any claim, litigation, or judicial or arbitral proceeding which is now pending or may hereinafter be brought against the Company and/or its affiliates by any third party, including your appearance as a witness at depositions or trials, without necessity of a subpoena, in order to state truthfully your knowledge of matters at issue. The Company shall promptly reimburse you for your actual and reasonable travel or other expenses that you may incur in cooperating with the Company in this Paragraph 7. You shall provide such other cooperation as the Company may reasonably request to assist the Company in the administration of its business, it being expressly agreed that requests for such cooperation which do not require more than four (4) hours of your time in any 30-day period are reasonable. You further agree that you will immediately forward to the Company's Chief Executive Officer any business information related to the Company that inadvertently has


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Gary G. Michael
December 22, 2000
Page 4

          been directed to you. The Company agrees that it will immediately forward to you any mail addressed to you at the Company's offices which does not relate to the Company's business or affairs.

     8. Without the express prior written consent of the Company, you shall never disclose, communicate, divulge, furnish, make accessible to any person, firm, partnership, corporation or other entity, or use for your own benefit or purposes, any information of a confidential or proprietary nature obtained from or pertaining to the Company, its assets or business, including information concerning the Company's current or future proposed business plans, processes, operational methods, customer lists, trade secrets, suppliers, employees' personnel files and compensation, financial affairs or marketing strategies.

     9. Without the express prior written consent of the Company, you shall not, at any time during the two-year period immediately following the Termination Date, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be related or otherwise affiliated in any manner with, any business identical or similar to that engaged in by the Company on the Termination Date in any Metropolitan Statistical Area ("MSA") in which such business is carried on at the Termination Date; provided, however, that the forgoing shall not prohibit you from owning as a passive investment 5% or less of the equity of any publicly-traded entity. During the two-year period immediately following the Termination Date, you shall not, directly or indirectly, solicit for employment or hire any employee of the Company or any subsidiary of the Company without the prior express written consent of the Company.

     10. You agree that during the period commencing on the date you execute this agreement and ending on the fifth (5th) anniversary of the Retirement Date, you will not, directly or indirectly:

          (a) Make, or in any way participate in any Solicitation of Proxies to vote, solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of

Gary G. Michael
December 22, 2000
Page 5

               any Common Stock or become a Participant in any Election Contest with respect to the Company;

          (b) Solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Board of Directors of the Company or any director or officer of the Company or otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction involving the Company, including, without limitation, a merger, exchange offer or liquidation of the Company's assets, or any restructuring, recapitalization or similar transaction with respect to the Company; or

          (c) Otherwise act to seek to control, disrupt or influence the management, policies or affairs, of the Company, or instigate or encourage any third party to take any action described in this Paragraph 10.

          Defined terms used in this Paragraph 10 shall have the following meanings:

          "Common Stock" shall mean the common stock of the Company, par value $1.00 per share; "Election Contest" shall have the meaning ascribed to it in Rule 14a-11 under the 1934 Act; "1934 Act" shall mean the Securities Exchange Act of 1934, as amended; "Participant" shall have the meaning ascribed to it in Rule 14a-11 under the 1934 Act; "Proxy" shall have the meaning ascribed to it in Rule 14a-1 under the 1934 Act; "Solicitation" shall have the meaning ascribed to it in Rule 14a-1 under the 1934 Act.

     11. In consideration of the payment made pursuant to Paragraph 2 above and the Company's other covenants and agreements contained herein:

          (a) You do hereby knowingly and voluntarily, fully and finally release and forever discharge the Company, including its related or affiliated companies, partnerships, subsidiaries or other

Gary G. Michael
December 22, 2000
Page 6

               business entities, and its and their present and former respective officers, directors, shareholders, members, owners, agents, consultants, employees, representatives, insurers, successors and assigns (hereinafter referred to collectively as the "Released Parties"), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected that you had, now have, or may hereafter claim to have against the Released Parties, arising out of or relating in any way to your employment with or separation from the Company or otherwise relating to any of the Released Parties from the beginning of time through the date you sign this agreement. This release specifically extends to, without limitation, claims or causes of action under any local, state and federal laws governing employment relations, including but not limited to federal equal employment opportunity laws and federal and state labor statutes and regulations, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, and the Employee Retirement Income Security Act of 1974, all as amended from time to time.

          With respect to the Released Parties, you expressly waive all rights afforded by any provision under Idaho law which generally provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Notwithstanding any such forgoing provision or comparable provision, you understand and agree that this agreement is intended to include all claims, if any, which you may have and which you do not now know or suspect to exist in your favor against the Released Parties and that this release extinguishes those claims.

          (b) Notwithstanding anything to the contrary contained in this agreement, you are not releasing any of your rights to the following:


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Gary G. Michael
December 22, 2000
Page 7

               (i)  To  indemnification  as an officer or  director  pursuant to
                    Section 145 of the Delaware General Corporation Law;

               (ii) To exercise and obtain, in accordance with the terms of such options, any and all the benefits appurtenant to the options to purchase the Company's common stock held by you on the Effective Date and listed on Exhibit A hereto;

               (iii)To  continuation  coverage,  at the  Company's  expense,  as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any other continuation coverage as provided under applicable state law; or

               (iv) Any of your rights to enforce this agreement.

          (c) You acknowledge that the Company has advised you that you may consult, at the Company's expense, with an attorney of your choosing prior to signing this agreement and that you have been given at least twenty-one days during which to review and consider the provisions of this agreement before signing, although you may sign and return it sooner if you so desire. You further acknowledge that you have been advised by the Company that you have the right to revoke this agreement for a period of seven days after signing it and that this agreement shall not become effective or enforceable until such seven-day revocation period has expired. You acknowledge and agree that if you wish to revoke this agreement, you must do so in writing, and that such revocation must be signed by you and received by Steven D. Young, Executive Vice President, Human Resources at Albertson's Inc., 250 E. Parkcenter, Blvd., Boise, Idaho 83706 no later than 5:00 p.m. Pacific Standard Time on the seventh day after you have signed this agreement. You acknowledge and agree that, in the

Gary G. Michael
December 22, 2000
Page 8

               event that you revoke this agreement, you shall have no right to receive the payment described in Paragraph 2 above.

     12. You represent and agree that neither you nor anyone acting on your behalf has assigned or transferred, or attempted to assign or transfer, to any person or entity, any of the claims you are releasing in this agreement.

     13. All controversies, claims, or disputes arising out of or related to this agreement, or to any prior or subsequent oral promises or assurances relating to this agreement, shall be settled by a binding arbitration in Boise, Idaho under the rules of the American Arbitration Association then in effect in the State of Idaho, as the sole and exclusive remedy of either party, and judgment upon such award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

     14. Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given upon personal delivery at, two (2) business days following the date of mailing by first class, registered or certified mail, postage prepaid, and return receipt requested to:

          To you:           Mr. Gary G. Michael
                            2010 Silvercreek Lane
                            Boise, Idaho 83606

          To the Company:   Albertson's, Inc.
                            250 E. Parkcenter Blvd.
                            Boise, Idaho 83706
                            Attn: General Counsel

     15. If any provision of this agreement shall be determined under applicable law to be overly broad in duration, geographical coverage, substantive scope, or otherwise, such provision shall be deemed narrowed to the broadest term permitted by applicable law and shall be enforced as so narrowed. If any provision of this agreement nevertheless  shall be unlawful,  void, or unenforceable,  it shall be


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Gary G. Michael
December 22, 2000
Page 9

          deemed severable from and shall in no way affect the validity or enforceability of the remaining provisions of this agreement. This agreement will survive the performance of the specific arrangements herein. This agreement is binding on and shall inure to the benefit of the Company and you and each of our respective heirs, executors, administrators, successors and assigns.

     16. This agreement and Exhibit A provide the entire agreement relating to the matters set forth herein between us and supercedes any and all other agreements, understandings, negotiations, or discussions, either oral or writing, express or implied, between us. We each acknowledge that no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made by us, or anyone acting on our behalf, which are not embodied in this agreement, and that we have not executed this agreement in reliance on any such representation, inducement, promise, agreement or warranty, and that no such representation, inducement, promise, agreement or warranty not contained in this agreement, including, but not limited to, any purported supplements, modifications, waivers or terminations of this agreement, shall be valid or binding, unless executed in writing by both you and the Company.

     17. This agreement is made and entered into in the State of Idaho and shall in all respects be interpreted, enforced and governed under the laws of said state without respect to its conflicts of laws principles.

     18.  This  agreement  may  be  executed  in one or  more  counterparts,  or
          duplicates  of  originals,   all  of  which,  taken  together,   shall
          constitute one and the same instrument.




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Gary G. Michael
December 22, 2000
Page 10

     If  this  statement  of  the  Company's   understanding  conforms  to  your
understanding, please execute and return the enclosed copy of this letter to me no later than December 31, 2000.

                                       Very truly yours,

                                       ALBERTSON'S, INC.


                                       /s/  Michael F. Reuling
                                       -----------------------
                                       Michael F. Reuling
                                       Vice Chairman of the Company


     By signing this letter, I acknowledge that I have had the opportunity to seek the advice of an attorney in connection with the negotiation and execution of this agreement; that I have read this agreement and understand its terms; that I have had sufficient time within which to consider the provisions of this agreement, and that I entered into this agreement freely, voluntarily, and without coercion.

Agreed and accepted this 22nd day of December, 2000 in Boise, Idaho.



/s/  Gary G. Michael
     ---------------
     Gary G. Michael

                                    EXHIBIT A


A list of Gary G. Michael's options to purchase the common stock of Albertson's Inc. held by him on the date of his execution of this agreement is set forth below:



Date Granted            Number of Shares    Price per Share
------------            ----------------    ---------------
12/04/95                     50,000            $31.8750

12/01/97                    100,000            $45.6875

06/24/99                    390,721            $51.1875

12/06/99                    550,820            $30.5000

12/06/00                    645,534            $21.6875
